UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

950 Evernia Street, West Palm Beach, Florida 33401
(Address of principal executive offices)

(416) 500-0020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On July 14, 2023, the Audit Committee of Ethema Health (the “Company”) was notified by CohnReznick LLP (“CohnReznick”), the Company’s independent registered public accounting firm, of its decision to resign as the independent registered public accounting firm of the Company effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. CohnReznick will remain engaged by the Company to complete its review of the Company’s interim financial statements for the quarter ended June 30, 2023.

The Company is in the process of selecting a new independent registered public accounting firm.

The Company engaged CohnReznick as its independent registered public accounting firm on April 28, 2023 (the “Engagement Date”), following the completion of a business combination agreement with CohnReznick and Daszkal Bolton LLP (“Daszkal”). Daszkal had served as the Company’s auditor since 2018.

Since the Engagement Date and through the date of this Current Report on Form 8-K, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference thereto in its reports on the financial statements for such period; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that CohnReznick advised the Company of material weaknesses in its internal control over financial reporting as of May 22, 2023.

The Company provided CohnReznick with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that CohnReznick furnish a letter addressed to the Securities and Exchange Commission stating whether CohnReznick agrees with the statements made herein. A copy of CohnReznick’s letter dated July 18, 2023, is filed as Exhibit 16.1 attached hereto.

Item	9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit

Number Description

16.1 CohnReznick LLP letter dated July 18, 2023

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO